UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 9, 2012

SUTOR TECHNOLOGY GROUP LIMITED

(Exact name of registrant as specified in its charter)

Nevada	001-33959	87-0578370
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

No. 8, Huaye Road

Dongbang Industrial Park

Changshu, China 215534

(Address of Principal Executive Offices)

(86) 512-52680988

Registrant’s Telephone Number, Including Area Code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 12, 2012, Sutor Technology Group Limited (the “Company”) issued a press release announcing that it regained compliance with the Nasdaq Stock Market Listing Rules (the “Listing Rules”) that require maintenance of a minimum $1.00 per share bid price. On November 9, 2012, the Company received notification from The Nasdaq Listing Qualifications department that the Company had regained compliance with the minimum bid price requirement set forth in Listing Rule 5450(a)(1) after maintaining a closing bid price equal to or in excess of $1.00 for ten consecutive trading days and that the matter of the Company's noncompliance with the Listing Rules, as announced on June 26, 2012, had been closed.

A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Press release dated November 12, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sutor Technology Group Limited

Date: November 13, 2012

/s/ Lifang Chen

Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press release dated November 12, 2012.